SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

FIRST BUSINESS FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FIRST BUSINESS FINANCIAL SERVICES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 1, 2006

To the Shareholders of
  First Business Financial Services, Inc.:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of First Business Financial Services, Inc. (the “Company”) will be held on Monday, May 1, 2006, at 5:30 P.M., local time, at the Fluno Center for Executive Education located at 601 University Avenue, Madison, Wisconsin 53715, for the following purposes:

            1.     To elect three Class II directors to hold office until the 2009 annual meeting of shareholders and until their successors are duly elected and qualified.

            2.     To act upon a proposal to approve the First Business Financial Services, Inc. 2006 Equity Incentive Plan.

            3.     To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The close of business on March 15, 2006 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors
FIRST BUSINESS FINANCIAL SERVICES, INC.
Margaret M. Bomber
Corporate Secretary

Madison, Wisconsin
March 30, 2006

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

IF YOU PREFER, YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET. INSTRUCTIONS ARE INCLUDED ON THE PROXY CARD.

FIRST BUSINESS FINANCIAL SERVICES, INC.
401 Charmany Drive
Madison, Wisconsin 53719

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 1, 2006

        This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) beginning on or about March 30, 2006 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Thursday, May 1, 2006, at 5:30 P.M., local time, at the Fluno Center for Executive Education at 601 University Avenue, Madison Wisconsin 53715, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

        Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

        A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to herein, FOR the proposal to approve the First Business Financial Services, Inc. 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”), and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of three directors and the proposal to approve the 2006 Equity Incentive Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

        Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 15, 2006 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 2,472,576 shares of Common Stock, each of which is entitled to one vote per share.

ELECTION OF DIRECTORS

        The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2009 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

        The following sets forth certain information, as of March 1, 2006, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring at the 2009 Annual Meeting

        Mark D. Bugher, age 57, has served as a Director of the Company since July, 2005 and is a member of the Audit Committee. Mr. Bugher is the Director of University Research Park in Madison, Wisconsin. Prior to this role, Mr. Bugher served as the Secretary of the State of Wisconsin Department of Administration from 1996 to 1999. From 1988 to 1996, he served as Secretary of the State of Wisconsin Department of Revenue. Mr. Bugher serves in leadership positions as chair or board member to many organizations promoting economic development in Wisconsin.

        Corey A. Chambas, age 43, has served as President and Chief Operating Officer of the Company since February, 2005, and as a Director since July, 2002. He served as Executive Vice President of the Company from July, 2002 to February, 2005. He has also served as Chief Executive Officer of First Business Bank, a subsidiary of the Company, since July, 1999. He served as President of First Business Bank from July, 1999 to February, 2005. He currently serves as a Director of First Business Bank and other subsidiaries of the Company.

        Gary E. Zimmerman, age 63, has served as a Director of the Company since April, 1991 and is Chair of the Compensation Committee. He also serves on the Audit Committee and the Corporate Governance and Nominating Committee. Mr. Zimmerman has been Chairman and Treasurer of Terra Engineering and Construction Corporation from March, 1974 to the present. In addition, he was Chief Executive Officer of Terra from March, 1973 to November, 1999.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

Directors Continuing in Office

Terms expiring at the 2007 Annual Meeting

        Charles H. Thompson, age 70, has served as Chairman of the Board of the Company since April, 2001 and as a Director since April, 1992. He is Chair of the Corporate Governance and Nominating Committee and is a member of the Compensation Committee. In addition, he serves as a Director of First Business Bank-Milwaukee, a subsidiary of the Company, and as a member of the Directors’ Loan Committee. From 1991 to 2000 he served as the Secretary of the State of Wisconsin Department of Transportation.

        Jan A. Eddy, age 56, has served as a Director of the Company since October, 2003 and is a member of the Audit and Compensation Committees. She also serves as the Chairperson of the Board of Directors of First Business Bank, and sits on the Directors’ Loan Committee. She has served as a Director of First Business Bank since April, 1990. Ms. Eddy served as President and Chief Executive Officer of Wingra Technologies, a designer and distributor of software, from October, 1991 to January, 2005. Quest Software purchased Wingra Technologies in January, 2005. Ms. Eddy held the position of Business Development Executive at Quest Software from January, 2005 to October, 2005.

        Dean W. Voeks, age 63, has served as a Director of the Company since April, 1996 and is Chair of the Audit Committee. From January, 1991 until October, 2001, Mr. Voeks was the President and Chief Executive Officer of Chorus Communications Group Ltd., a telecommunications company.

Terms expiring at the 2008 Annual Meeting

        Jerome J. Smith, age 61, has served as Chief Executive Officer and a Director of the Company since December, 1989. He served as President of the Company from December, 1989 to February, 2005. He also served as President and Chief Executive Officer of First Business Bank from December, 1989 to July, 1999 and as Chairman of its Board of Directors from April, 2001 to December, 2003. Mr. Smith also serves as a Director and Chairman of the Board of First Business Bank-Milwaukee.

        Leland C. Bruce, age 65, has served as a Director of the Company since December, 2001, and is a member of the Corporate Governance and Nominating Committee and the Compensation Committee. In addition, he serves as a Director of First Business Bank, First Business Capital Corp, and First Business Leasing, LLC and sits on the Directors’ Loan Committee of each of these subsidiaries of the Company. Mr. Bruce is the President, Chief Executive Officer and Chairman of the Bruce Company of Wisconsin, Inc., a company providing landscaping and golf course construction, which he founded.

        Loren D. Mortenson, age 66, has served as a Director of the Company since January, 1994 and is a member of the Compensation Committee. He has served as Chairman of Mortenson, Matzelle & Meldrum, Inc., an independent insurance agency, since 1968.

BOARD OF DIRECTORS

Independent Directors and Annual Meeting Attendance

        Of the nine directors currently serving on the Board of Directors, the Board has determined that Charles H. Thompson, Leland C. Bruce, Mark D. Bugher, Jan A. Eddy, Loren D. Mortenson, Dean W. Voeks and Gary E. Zimmerman are "independent directors" as that term is defined in the listing standards of The Nasdaq National Market.

        Directors are expected to attend the Company’s annual meeting of shareholders each year. All eight directors who were directors at the time of the Company’s 2005 Annual Meeting attended the meeting.

Committees

        The Board held seven meetings in 2005. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which such director served during 2005, except for Loren D. Mortenson, who attended 72% of the aggregate number of meetings.

        The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. The Company makes available on its website located at www.fbfinancial.com copies of each of these charters free of charge, and a copy of the Audit Committee charter is attached as Appendix A to this proxy statement.

        The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee presently consists of Dean W. Voeks (Chair), Mark D. Bugher, Jan A. Eddy and Gary E. Zimmerman, each of whom meets the independence standards of The Nasdaq National Market and the Securities and Exchange Commission for audit committee members. The Board has determined that Dean W. Voeks qualifies as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission, because he has the requisite attributes through his education and experience. The Audit Committee held ten meetings in 2005.

        The Compensation Committee reviews and recommends to the Board the compensation structure for the Company’s directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the 2006 Equity Incentive Plan and the First Business Financial Services, Inc. 2001 Equity Incentive Plan (the “2001 Equity Incentive Plan”), under which awards with respect to up to 2,679 shares of Common Stock may be granted, and the First Business Financial Services, Inc. 1993 Incentive Stock Option Plan, as amended (the “1993 Stock Option Plan”), under which no additional awards may be granted. Gary E. Zimmerman (Chair), Leland C. Bruce, Jan A. Eddy, Charles H. Thompson and Loren D. Mortenson are the current members of the Compensation Committee. The Compensation Committee held five meetings in 2005.

        The Corporate Governance and Nominating Committee consists of Charles H. Thompson (Chair), Leland C. Bruce and Gary E. Zimmerman, each of whom meets the independence standards of The Nasdaq National Market for nominating committee members. The Corporate Governance and Nominating Committee’s primary functions are to: (1) recommend persons to be selected by the Board as nominees for election as directors, (2) recommend persons to be elected to fill any vacancies on the Board, (3) lead the Board in its annual review of Board performance and (4) develop and recommend to the Board corporate governance principles, policies and procedures. The Corporate Governance and Nominating Committee held three meetings in 2005.

Nominations of Directors

        The Corporate Governance and Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Corporate Governance and Nominating Committee should be sent to the Corporate Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Corporate Secretary of the Company not less than 60 days or more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days).

        In identifying and evaluating nominees for director, the Corporate Governance and Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Corporate Governance and Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Corporate Governance and Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. In addition, the Board and the Corporate Governance and Nominating Committee believe that the following specific qualities and skills are necessary for all directors to possess:

•	A director must display high personal and professional ethics, integrity and values.

•	A director must have the ability to exercise sound business judgment.

•	A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	A director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

        The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•	One or more of the directors generally should be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors must be selected so that the Board is a diverse body.

Communications with the Board of Directors

        Shareholders may communicate with the Board by writing to First Business Financial Services, Inc., Board of Directors (or, at the shareholder’s option, to a specific director), c/o Margaret M. Bomber, Corporate Secretary, 401 Charmany Drive, Madison, Wisconsin 53719. The Corporate Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

Director Compensation

        Outside directors of the Company receive annual fees for their service as directors, payable quarterly. The fees are reviewed and, if appropriate, adjusted annually by the Board at the recommendation of the Corporate Governance and Nominating Committee. For the calendar year 2006, the annual retainer is $20,000; the board chair and committee chairs each receive an additional annual fee of $3,000, with the exception of the Audit Committee Chair, who receives an additional annual fee of $5,000, and each director receives a fee of $500 for each committee meeting attended either in person or telephonically.

REPORT OF THE AUDIT COMMITTEE

        In accordance with its written charter, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2005 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee has considered whether the provision of the services related to the Audit-Related Fees, Tax Fees and All Other Fees set forth in “Miscellaneous—Independent Registered Public Accounting Firm” was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Dean W. Voeks, Chair
Mark D. Bugher
Jan A. Eddy
Gary E. Zimmerman

PRINCIPAL SHAREHOLDERS

Management and Directors

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 1, 2006 by: (i) each director and director nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. As of March 1, 2006, there were 2,472,576 shares of Common Stock outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Gary E. Zimmerman	91,996(1)	3.7%
Jerome J. Smith	76,440	3.1%
Leland C. Bruce	74,670	3.1%
Corey A. Chambas	44,788(2)	1.8%
Charles H. Thompson	22,009	*
James F. Ropella	18,755(2)	*
Terry D. Taylor	12,029(2)	*
Loren D. Mortenson	8,000	*
Michael J. Losenegger	7,700(2)	*
Dean W. Voeks	5,335	*
Jan A. Eddy	4,908	*
Mark D. Bugher	1,500	*
All directors, nominees and executive
officers as a group (14 persons)	386,869(2)	15.7%

________________________
* Denotes less than 1%.

(1)	Includes 5,292 shares held in the name of Carole A. Zimmerman, Mr. Zimmerman’s spouse. Mr. Zimmerman has no voting or investment power over these shares.

(2)	Includes shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of March 1, 2006, as follows: Mr. Chambas, 19,182 shares; Mr. Ropella, 8,500 shares; Mr. Taylor, 11,105 shares; Mr. Losenegger, 7,500 shares; and all directors, nominees and executive officers as a group, 59,846 shares.

Other Beneficial Owners

        The following table sets forth certain information regarding beneficial ownership by the only other person known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below has been reported in filings made by the beneficial owner with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Sam Jacobsen
3541 Bishops Way
Middleton, WI 53562	321,536	13.0%

EXECUTIVE COMPENSATION

Summary Compensation Information

        The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2005. The persons named in the table are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

						Long-Term Compensation
						Awards	Payouts
		Annual Compensation					Securites
Name and Principal Position	Year	Salary($)	Bonus($)(1)		Other Annual Compensation ($)(2)	Restricted Stock Awards($)	Underlying Stock Options(#)	All Other Compensation ($)
Jerome J. Smith	2005	$278,460	$89,052		--		---	--
Chief Executive Officer	2004	267,750	101,142		--		---	--
	2003	258,750	125,028		--		---	--
Corey A. Chambas	2005	$223,891	$71,600		--		7,000	--
President and Chief	2004	215,280	87,083		--		10,000	--
Operating Officer	2003	207,000	118,900		--		10,000	--
James F. Ropella	2005	$153,587	$35,171		--		--	--
Senior Vice President and	2004	147,680	39,725		--		4,000	--
Chief Financial Officer	2003	142,000	47,328		--		10,000	--
Michael J. Losenegger	2005	$141,500	$29,404		--		5,000	--
President and Chief	2004	127,500	34,694		--		5,000	--
Operating Officer	2003	118,000	46,599	(3)	--		7,500	--
First Business Bank
Terry D. Taylor	2005	$125,000	$49,500		--		--	--
President and Chief	2004	105,208	84,895	(4)	--		8,000	--
Executive Officer	2003	88,000	22,632		--		5,000	--
First Business Bank-
Milwaukee

(1)	The amounts shown in this column relate to bonuses earned by the named executive officers pursuant to the Company’s Incentive Bonus Plan. The Incentive Bonus Plan was approved by the Board and is focused on both growth in revenues and earnings.

(2)	Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus in each respective year.

(3)	The amount of bonus for this executive officer in 2003 includes a signing bonus and a regular bonus payment.

(4)	The amount of bonus for this executive officer in 2004 includes a relocation bonus and a regular bonus payment.

Stock Options

        The Company has in effect the 2001 Equity Incentive Plan and the 2006 Equity Incentive Plan (which is subject to approval by the shareholders at the Annual Meeting), pursuant to which options to purchase Common Stock may be granted to employees and directors of the Company, its subsidiaries and affiliates, and consultants who provide services to the Company, its subsidiaries and affiliates.

        The following table presents certain information as to grants of stock options made during 2005 to the named executive officers.

Option Grants in 2005

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in 2005	Exercise or Base Price ($/Share)	Expiration Date	At 5% Annual Growth Rate	At 10% Annual Growth Rate
Jerome J. Smith	--	--	--	--	--	--
Corey A. Chambas	7,000	45%	$25.00	2/17/2015	$110,057	$278,905
James F. Ropella	--	--	--	--	--	--
Michael J. Losenegger	5,000	32%	$25.00	2/17/2015	$ 78,612	$199,218
Terry D. Taylor	--	--	--	--	--	--

(1)	The options reflected in the table (which are nonstatutory options for purposes of the Internal Revenue Code) will each become fully exercisable in 25% increments annually over the four-year period from its date of grant.

(2)	This presentation is intended to disclose the potential value which would accrue to the optionee if the options were exercised the day before they would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

        The following table sets forth information regarding the exercise of stock options by the named executive officers during 2005 and the year-end value of unexercised options held by such persons.

Aggregated Option Exercises in 2005
Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
	Exercise (#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jerome J. Smith	n/a	n/a	n/a	n/a	$ n/a	$ n/a
Corey A. Chambas	11,552	$188,760	14,932	19,500	43,430	8,500
James F. Ropella	n/a	n/a	6,000	8,000	8,500	8,500
Michael J. Losenegger	n/a	n/a	5,000	12,500	6,375	6,375
Terry D. Taylor	n/a	n/a	10,480	9,220	48,007	11,560

(1)	The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, respectively.

Agreements with Certain Executive Officers

        The Company is party to an employment agreement with Jerome J. Smith, which provides an economic incentive in the form of retirement and death benefits for him to continue his employment. First Business Bank is a party to an employment agreement with Corey Chambas, which provides an economic incentive in the form of retirement, severance and death benefits for him to continue his employment, even if the possibility of a change in control (as defined in his agreement) arises. Under the agreements, the Company and First Business Bank are obligated to require their successors to assume their respective obligations under the agreements.

        In the event of his separation from service for any reason other than cause (as defined in the agreement with the Company), Mr. Smith’s agreement provides that he will be entitled to deferred compensation equal to five times his salary less $200,000, payable over five years, and group health insurance plan continuation coverage for five years. If Mr. Smith dies while employed by the Company or after his separation from service for any reason other than cause, his designated beneficiary will be entitled to a death benefit equal to $200,000, payable over five years, as well as any remaining deferred compensation payable as of the date of his death. The agreement also provides that Mr. Smith will be entitled to a payment of $3,333.33 per month for up to 60 months for his compliance with a noncompete covenant for two years after the commencement of payment of any deferred compensation benefit under the agreement. If at the time of his separation from service from the Company Mr. Smith is a key employee and the Company is a publicly traded company, any deferred compensation and noncompete payments will not commence until six months after his separation from service.

        If Mr. Chambas retires after reaching age 65, his agreement with First Business Bank provides that he will be entitled to a retirement benefit equal to 60% of his salary (as defined in the agreement), payable annually for 10 years. If Mr. Chambas retires prior to age 65 but after being employed for 20 or more years, he will be entitled to an early retirement benefit equal to the vested portion of his normal retirement benefit, based upon the number of his years of employment, payable annually for 10 years, commencing at age 55 or his retirement date, whichever is later. If Mr. Chambas dies while employed by First Business Bank, his designated beneficiary will receive a death benefit equal to the greater of $1,500,000 or his early or normal retirement benefit (provided he is entitled to such a benefit). If Mr. Chambas terminates employment due to his total disability (as defined in the agreement), he will be deemed to continue employment for purposes of becoming entitled to an early or normal retirement benefit under the agreement, payable annually for 10 years. If First Business Bank terminates his employment without cause (as defined in the agreement), Mr. Chambas will be entitled to a severance benefit equal to the greater of twice his earned compensation (as defined in the agreement) or any early or normal retirement benefit to which he may be entitled as of his employment termination date.

        In the event of a change in control, Mr. Chambas’s agreement provides that Mr. Chambas will be entitled to a severance benefit of up to 2.99 times his salary, if within three years immediately after the change in control (i) First Business Bank terminates his employment without cause or (ii) he terminates his employment after an involuntary assignment to a position of lesser responsibility or outside Milwaukee, Ozaukee, Waukesha and Dane counties or an involuntary reduction of more than 10% in his salary. If Mr. Chambas terminates his employment for any other reason within three months after the change in control, he will be entitled to a severance benefit of two times his earned compensation, payable over two years, if he agrees not to a noncompete covenant or one half of his earned compensation in the absence of a noncompete covenant.

Report on Executive Compensation

        The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its corporate officers, including the named executive officers. The following report was prepared by members of the Compensation Committee.

        The Compensation Committee maintains a philosophy that a significant element of compensation of the Company’s executive officers must be directly and materially linked to operating performance. The compensation plans provided to the executive officers are designed to accomplish that goal. The overall objectives of the Company’s compensation strategy are to make executive compensation generally competitive, with a substantial portion of such compensation contingent upon Company and individual performance, and to encourage equity ownership by the Company’s executive officers so that their interests are closely aligned with the interests of shareholders.

        During 2005, the Company retained a nationally-recognized compensation consultant to advise it with respect to compensation issues. The first step in the overall review of executive compensation was an analysis of the duties and responsibilities of each Company executive. Subsequently, the Company’s consultant compared the compensation for each Company executive with general market data for individuals with comparable job responsibilities. The Company’s consultant summarized its conclusions on Company executive compensation in a report presented to the Compensation Committee in July and in October 2005. The results of this study have provided, and will continue to provide in 2006, the framework for determining compensation for executives of the Company.

        The key elements of the Company’s executive compensation program consist of base salary, annual cash incentives and long-term equity incentive plan. A general description of the elements of the Company’s compensation program, including the bases for the compensation awarded to the Company’s Chief Executive Officer for 2005, are discussed below.

        Base Salary. In setting base compensation, the Compensation Committee considers the overall performance of each executive with respect to the duties and responsibilities assigned him or her. In addition, periodic surveys are taken of compensation levels offered by other local and national community banks, bank holding companies, the Company’s benchmark business banks, commercial finance companies, leasing companies, trust and investment companies and other industries in the Company’s market area, which provide the Compensation Committee with information on which to evaluate salary and compensation programs.

        Annual Cash Incentive. The Company’s executive officers are eligible for annual cash incentive awards under the Company’s incentive bonus plan. Under this plan, Company and individual performance objectives are established at the beginning of each year. Company performance objectives are based on the Company obtaining certain levels of growth and earnings. Individual performance objectives are oriented to long-term objectives of the Company, with stated goals and activities to achieve those objectives specified for each individual.

        Long-Term Equity Incentive Plan. The 2006 Equity Incentive Plan and the 2001 Equity Incentive Plan are designed to encourage and create ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company’s management and its shareholders. The 2006 Equity Incentive Plan and the 2001 Equity Incentive Plan are also designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee has determined that stock option and restricted stock grants to the Company’s employees, including key executive officers, are consistent with the Company’s best interest and the Company’s overall compensation program.

        Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the Company’s employ.

        The Compensation Committee has granted stock options to key executive officers. See above under “—Summary Compensation Information” and “—Stock Options.”

        Chief Executive Officer Compensation. During 2005, the Company’s Chief Executive Officer, Jerome J. Smith, was paid a salary of $278,460 and was awarded $89,052 of cash incentives. In evaluating Mr. Smith’s performance during 2005, the Compensation Committee considered the Company’s overall financial performance and the achievement of long-term objectives of the Company.

        Section 162 (m) Limitation. The Company anticipates that all 2006 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Company determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

FIRST BUSINESS FINANCIAL SERVICES, INC.
COMPENSATION COMMITTEE

Gary E. Zimmerman, Chair
Leland C. Bruce
Jan A. Eddy
Charles H. Thompson
Loren D. Mortenson

PERFORMANCE INFORMATION

        The following graph compares on a cumulative basis changes since October 7, 2005, the date on which the Company’s Common Stock began trading on The Nasdaq National Market, in (a) the total shareholder return on the Common Stock with (b) the total return on The Nasdaq National Market Index and (c) the total return on the Nasdaq Bank Composite Index. The graph assumes $100 was invested on October 7, 2005 in each of the three alternatives, and that all dividends have been reinvested.

TOTAL RETURN PERFORMANCE

	10/7/2005	10/31/2005	11/30/2005	12/31/2005
FIRST BUSINESS FINANCIAL SERVICES, INC.	100.00	96.15	92.31	91.39
NASDAQ NATIONAL MARKET INDEX	100.00	101.51	106.99	105.74
NASDAQ BANK COMPOSITE INDEX	100.00	105.07	107.91	104.71

APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN

General

        The Company currently has in effect the 2001 Equity Incentive Plan and the 1993 Stock Option Plan. As of March 15, 2006, the Company had authority to grant awards with respect to up to 2,679 shares of Common Stock under the 2001 Equity Incentive Plan, and no additional awards could be made under the 1993 Stock Option Plan. To allow for additional equity-based compensation awards to be made by the Company, the Board has unanimously adopted the 2006 Equity Incentive Plan contingent upon shareholder approval of the 2006 Equity Incentive Plan at the Annual Meeting. The following summary description of the 2006 Equity Incentive Plan is qualified in its entirety by reference to the full text of the 2006 Equity Incentive Plan which is attached to this proxy statement as Appendix B.

Purpose

        The purpose of the 2006 Equity Incentive Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company, and its subsidiaries and affiliates, by providing those persons with equity ownership opportunities and performance-based incentives, thereby better aligning the interests of those persons with the interests of the Company’s shareholders.

Administration and Eligibility

        The 2006 Equity Incentive Plan is required to be administered by the Compensation Committee of the Board (the “Committee”), consisting of no less than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each of whom is also an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code. In the event that the Committee is not in existence, the functions of the Committee will be exercised by the Board. Among other functions, the Committee has the authority to recommend to the Board individuals to become participants under the 2006 Equity Incentive Plan; the types of awards to be granted to participants and the number of shares covered by such awards; and to set the terms and conditions of such awards. Subject to the express terms of the 2006 Equity Incentive Plan, determinations and interpretations with respect to the 2006 Equity Incentive Plan and award agreements will be in the sole discretion of the Board and the Committee, whose determinations and interpretations will be binding on all parties.

        All employees and directors of the Company, its subsidiaries and affiliates, and all consultants who provide services to the Company, its subsidiaries and affiliates, are eligible to be granted awards by the Committee under the 2006 Equity Incentive Plan. Approximately 50 persons, the officers of the Company, its subsidiaries and affiliates, are currently eligible to participate in the 2006 Equity Incentive Plan. The number of eligible participants may increase over time based upon future growth of the Company.

Awards Under the 2006 Equity Incentive Plan; Available Shares

        The 2006 Equity Incentive Plan authorizes the granting to eligible participants of: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code or non-qualified stock options; (b) restricted stock; (c) restricted stock units; and (d) performance shares. The 2006 Equity Incentive Plan provides that up to a total of 200,000 shares of Common Stock (subject to adjustment as described below) are available for granting of awards under the 2006 Equity Incentive Plan.

        If any shares subject to awards granted under the 2006 Equity Incentive Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the 2006 Equity Incentive Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Terms of Awards

        Option Awards. Options granted to participants under the 2006 Equity Incentive Plan may be either incentive stock options or non-qualified stock options. No more than 200,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options pursuant to the 2006 Equity Incentive Plan (subject to adjustment as described below).

        The exercise price per share of Common Stock subject to options granted under the 2006 Equity Incentive Plan will be determined by the Board (after reviewing the recommendation of the Committee), provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The term of any option granted under the 2006 Equity Incentive Plan will be as determined by the Board (after reviewing the recommendation of the Committee), provided that the term of an incentive stock option may not exceed ten years from the date of its grant. Options granted under the 2006 Equity Incentive Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee or Board. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee or Board) in cash or in whole or in part by tendering shares of Common Stock or other securities of the Company having a fair market value on the date of exercise equal to the option exercise price. All incentive stock options granted under the 2006 Equity Incentive Plan will also be required to comply with all other terms of Section 422 of the Internal Revenue Code.

        Restricted Stock. Shares of restricted Common Stock granted to participants under the 2006 Equity Incentive Plan will be subject to such restrictions as the Board may impose, including any limitation on the right to vote such shares or receive dividends thereon. Except as otherwise determined by the Committee or Board, upon termination of a participant’s employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the participant.

        Restricted Stock Units. Restricted stock units granted under the 2006 Equity Incentive Plan shall be subject to such terms and conditions as the Board determines appropriate, including, without limitation, whether the restricted stock units will be forfeited in whole or part upon termination of the participant’s employment or service within specified periods, or upon the Company’s or the participant’s failure to achieve certain performance goals established by the Board over a designated period of time. The Board shall have the discretion to determine whether to pay a restricted stock unit that has been earned in the form of a share of Common Stock or with a cash payment in an amount equal to the fair market value of a share of Common Stock.

        Performance Shares. The 2006 Equity Incentive Plan also provides for the granting of performance shares to participants. The Board will determine and/or select the applicable performance period and the performance goal or goals to be achieved in whole or in part during any performance period. Following completion of the applicable performance period, payment on performance shares granted to and earned by participants will be made in shares of Common Stock.

Adjustments

        If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of shares subject to the 2006 Equity Incentive Plan and which thereafter may be made the subject of awards, (b) the number and type of shares subject to outstanding awards, and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

        Except as otherwise provided by the Committee, no award granted under the 2006 Equity Incentive Plan (other than an award of restricted stock on which the restrictions have lapsed) may be transferred by any participant, otherwise than by will, by the laws of descent and distribution, or by designation of a beneficiary.

Amendment and Termination of the 2006 Equity Incentive Plan

        Subject to shareholder approval in certain circumstances, the Board may amend, alter, suspend, discontinue, or terminate the 2006 Equity Incentive Plan. Shareholder approval of any amendment of the 2006 Equity Incentive Plan must be obtained if (1) it is required by the Internal Revenue Code or any rules promulgated thereunder or any other state or federal law or (2) such amendment would increase the total number of shares reserved for issuance under the 2006 Equity Incentive Plan. Termination of the 2006 Equity Incentive Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2006 Equity Incentive Plan except as they may lapse or be terminated by their own terms and conditions.

Amendment, Modification or Cancellation of Awards

        Subject to the limitations of the 2006 Equity Incentive Plan, the Committee may modify or amend any award agreement issuable under the 2006 Equity Incentive Plan; provided that the consent of the holder of the award generally must be obtained if any such modification or amendment would adversely affect the rights of such individual under the award.

No Repricing

        Neither the Board nor the Committee may decrease the exercise price of any option nor take any action that would result in a deemed decrease of the exercise price of an option within the meaning of Internal Revenue Code Section 409A after the date of grant.

Withholding

        The Company is entitled to withhold from any payment made to the holder of an award, the amount of any tax attributable to any amount payable, or shares of Common Stock deliverable, under the 2006 Equity Incentive Plan. The Committee shall be entitled to withhold from any shares of Common Stock deliverable under the 2006 Equity Incentive Plan a number of shares having a fair market value equal to the amount of any tax attributable to the delivery or vesting of such shares. The Committee may, in its discretion, permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise or realization of an award of Common Stock (including shares of Common Stock that are part of, or are received upon exercise of the award that gives rise to the withholding requirement), having a fair market value equal to the amount to be withheld.

Certain Federal Income Tax Consequences

        Stock Options. The grant of a stock option under the 2006 Equity Incentive Plan creates no income tax consequences to the participant or the Company. A participant who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise for each underlying share of Common Stock in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock will generally give rise to capital gain or loss to the extent the amount realized from the disposition differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the Common Stock is held prior to the disposition.

        In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option for regular tax purposes (income equal to the excess of the fair market value of the underlying Common Stock at such time over the exercise price is recognized for alternative minimum tax purposes). Except as described below, any gain or loss realized by the participant on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant of the incentive stock option and one year from the date of exercise, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

        Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the 2006 Equity Incentive Plan, unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will generally be entitled to a corresponding compensation deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

        A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will only be entitled to recognize a capital loss equal to the amount the participant paid for the restricted stock less the amount received upon forfeiture. In addition, the Company would be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

        Restricted Stock Units. A participant will not recognize income at the time an award of restricted stock units is made under the 2006 Equity Incentive Plan. A participant will recognize ordinary income at the time of exercise in an amount equal to the fair market value of the underlying shares of common stock at such time reduced by any amount paid for the restricted stock units. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. A subsequent disposition of the common stock received pursuant to an award of restricted stock units will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis. This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the common stock is held prior to the disposition.

        Performance Shares. The grant of performance shares will create no income tax consequences for the participant or the Company. Upon the receipt of shares of Common Stock at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares of Common Stock received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such restricted stock. In addition, the participant will recognize ordinary income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

        Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the Company’s tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual. Amounts in excess of $1,000,000 are not deductible unless one of several exceptions applies. The Committee intends to grant awards under the 2006 Equity Incentive Plan that are designed, in most cases, to qualify for one such exception, the performance-based compensation exception. Grants of options can be structured so as to qualify for this exception. The Company does not anticipate that Section 162(m) will have a material impact on the Company’s ability to deduct compensation due to awards made under the 2006 Equity Incentive Plan.

        Internal Revenue Code Sections 280G and 4999. Section 280G of the Internal Revenue Code limits the Company’s income tax deductions for compensation in the event the Company undergoes a change in control. Accordingly, all or some of the amount which would otherwise be deductible may not be deductible with respect to those awards that become immediately exercisable in the event of a change in control. In addition, if Section 280G limits the Company’s deduction with respect to an award to a given participant, a 20% federal excise tax (i.e., in addition to the federal income tax) will be withheld from that participant under Section 4999 on that portion of the cash or value of the common stock received by that participant that is non-deductible under Section 280G.

        Internal Revenue Code Section 409A. Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation arrangements that do not meet specified criteria as set forth in the statute and guidance promulgated thereunder. If any of the arrangements provided under the 2006 Equity Incentive Plan fail to meet the criteria specified in Section 409A, or if the 2006 Equity Incentive Plan is not operated by the Company in accordance with such criteria, then a participant will recognize ordinary income equal to the value of the awards when such awards are no longer subject to a substantial risk of forfeiture even though the participant has not received the award in cash or stock. Additionally, the participant will be liable for a 20% tax on such amounts in addition to income taxes otherwise due on such amounts.

Future Plan Benefits

        The Company cannot currently determine the number of shares or the type of shares that may be granted to eligible participants under the 2006 Equity Incentive Plan in the future. Such determinations will be made from time to time by the Committee. Neither the Committee nor the Board has approved any grants of awards that require shareholder approval of the 2006 Equity Incentive Plan.

        During 2005, the Committee awarded stock options to executive officers and others under the Company’s 2001 Equity Incentive Plan. See “Executive Compensation—Summary Compensation Information” and “Executive Compensation—Stock Options.”

        On March 15, 2006, the closing price per share of Common Stock on The Nasdaq National Market was $22.10.

Equity Compensation Plan Information

        The following table sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2005.

PLAN CATEGORY	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation
plans approved by
security holders (1)	201,532	$21.05	33,779	(2)
Equity compensation
plans not approved by
security holders	--		--

Total	201,532	$21.05	33,779

(1)     Includes the Company’s 2001 Equity Incentive Plan and 1993 Stock Option Plan.

(2)     Includes up to 33,779 shares of restricted Common Stock that could be issued under the 2001 Equity Incentive Plan.

Vote Required

        The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the 2006 Equity Incentive Plan (assuming a quorum is present) is required to approve the 2006 Equity Incentive Plan. Any shares of Common Stock not voted at the Annual Meeting with respect to the 2006 Equity Incentive Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the 2006 Equity Incentive Plan.

        THE BOARD RECOMMENDS A VOTE “FOR” THE 2006 EQUITY INCENTIVE PLAN. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE 2006 EQUITY INCENTIVE PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of 10% or more of the outstanding Common Stock to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors, executive officers and holders of 10% or more of the outstanding Common Stock, the Company believes that, during the fiscal year ended December 31, 2005, all of its directors and executive officers complied with the Section 16(a) filing requirements, except that each of Joan A. Burke and Charles H. Batson did not timely file one Form 4 reporting purchase of the Company’s shares. Also, the Form 3 of Sam Jacobsen, which reported that Mr. Jacobsen owned 321,536 shares of Common Stock, was not timely filed. See “Principal Shareholders —Other Beneficial Owners.”

MISCELLANEOUS

Independent Registered Public Accounting Firm

        KPMG LLP acted as the independent registered public accounting firm for the Company in 2005 and it is anticipated that such firm will be similarly appointed to act in 2006. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

        The fees to KPMG LLP for the fiscal years ended December 31, 2005 and 2004 were as follows:

	2005	2004
Audit Fees(1)	$161,000	$131,000
Audit-Related Fees(2)	--	6,000
Tax Fees(3)	31,250	54,500
All Other Fees	--	--

Total	$192,250	$191,500

(1)	Audit fees consist of fees incurred in connection with the audit of annual financial statements, the review of interim financial statements included in the quarterly reports on Form 10-Q, the issuance of consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Audit-related fees consist of fees incurred in connection with the issuance of reports to the Federal Home Loan Bank on Statements of Qualifying Collateral.

(3)	Tax fees consist of fees incurred in connection with tax planning, tax compliance and related tax advice.

        The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. During 2005, no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.

Shareholder Proposals

        Proposals that shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2007 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on November 30, 2006. In addition, a shareholder who otherwise intends to present business at the 2007 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-Laws, to the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the By-Laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2007 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) prior to March 2, 2007, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2007 annual meeting. If the Board chooses to present such proposal at the 2007 annual meeting, then the persons named in proxies solicited by the Board for the 2007 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

        Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Margaret M. Bomber, Corporate Secretary, First Business Financial Services, Inc., 401 Charmany Drive, Madison, Wisconsin 53719.

By Order of the Board of Directors
FIRST BUSINESS FINANCIAL SERVICES, INC.
Margaret M. Bomber
Corporate Secretary

March 30, 2006

APPENDIX A

FIRST BUSINESS FINANCIAL SERVICES, INC.
AUDIT COMMITTEE CHARTER

1.     AUDIT COMMITTEE PURPOSE AND AUTHORITY

The Audit Committee (the “Committee”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

a.	Monitor the integrity of the Company’s and related subsidiaries’ financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

b.	Monitor the independence and performance of the Company’s and related subsidiaries’ independent auditors.

c.	Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its duties that the Committee deems appropriate, and shall have the sole authority to retain independent legal, financial or other advisors to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such advisors and any other terms of retention. The Company shall also provide appropriate funding, as determined by the Committee, for ordinary administrative expenses incurred by the Committee in carrying out its duties. The Committee (or its advisors) shall have the authority to directly contact or invite to its meetings any officers, employees or directors of the Company or its independent auditors in connection with the fulfillment of the Committee’s duties.

2.     AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”). All members of the Committee shall be able to read and understand fundamental financial statements, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC and have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, as required by the rules of Nasdaq.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet in executive session at least annually with management, the internal auditors, the independent auditors, and as a committee to discuss any matters that the Committee or any of these groups believe should be discussed.

3.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The Committee shall fulfill the following responsibilities and duties:

Review Procedures

a.	Review and reassess the adequacy of this Charter at least annually and submit the Charter to the Board of Directors for approval as appropriate.

b.	Review with management and the independent auditors the Company’s annual audited financial statements prior to distribution or filing with the SEC. This review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments. As part of the review process, the Committee will recommend to the Board of Directors whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

c.	In consultation with management, the independent auditors and the internal auditors consider the integrity of the Company’s financial reporting processes and controls; discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures; and review significant findings prepared by the independent auditors and the internal auditors together with management’s responses.

d.	Review with management and the independent auditors the Company’s Quarterly Reports on Form 10-Q, prior to their filing, including disclosures made in management’s discussion and analysis, as well as any related press releases prior to their issuance. Review the results of the independent auditors’ review of the quarterly financial statements and discuss any significant changes to the Company’s accounting principles.

Independent Auditors

e.	The Committee shall review the independence and performance of the independent auditors and annually appoint, retain, oversee the work of (including resolving disagreements between management and the independent auditors regarding financial reporting) and, as circumstances warrant, discharge the independent auditors, who shall report directly to, and are ultimately accountable to, the Committee.

f.	Approve the fees and other compensation to be paid to the independent auditors, as well as any significant terms of their engagement.

g.	Preapprove (which preapproval may be pursuant to preapproval policies and procedures established by the Committee) all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

h.	On an annual basis, obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, review and discuss the contents of the written statement and other independence matters, including partner rotation, with the independent auditors and assess their independence.

i.	Set clear policies for the hiring by the Company of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

j.	Review and discuss the independent auditors’ audit plan, including the scope, staffing, locations, and reliance upon management, the internal auditors and the general audit approach. However, it is not the Committee’s responsibility to conduct or plan the audit.

k.	Prior to providing year-end results to shareholders, discuss with the independent auditors the results of the audit and certain matters required to be communicated to audit committees in accordance with AICPA Statement on Auditing Standards No. 61.

l.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. However, it is not the Committee’s responsibility to determine if the financial statements and disclosures are complete, accurate or in accordance with Generally Accepted Accounting Principles – these are the responsibilities of management and the independent auditors.

m.	At least annually, obtain and review reports from the independent auditors regarding:

i.	All critical accounting policies and practices to be used in the audit;

ii.	All alternative treatments of financial information within Generally Accepted Accounting Principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

iii.	Other material written communications between the independent auditors and management of the Company, such as any management letter or schedule of unadjusted differences.

Internal Audit and Legal Compliance

n.	Review the budget, internal audit plan, and changes in plan, activities, organizational structure, and qualifications of the outsourced internal auditors as needed.

o.	Review the appointment, performance, or replacement of the senior internal audit executive assigned to the holding company.

p.	Review significant reports prepared by the internal auditors together with management’s response and follow-up to these reports.

q.	Review results of annual credit review completed by an independent party.

r.	On at least an annual basis, review any legal matters that could have a significant impact on the Company’s financial statements, any violations of the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. However, it is not the Committee’s responsibility to determine compliance with laws and regulations.

s.	Review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer, or equivalent, during their certification process for the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Other Audit Committee Responsibilities

t.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

u.	On at least an annual basis, review the Code of Business Conduct and Ethics and ensure that management has established a system to enforce this Code.

v.	Periodically perform a self-assessment of the Committee’s performance.

w.	Review financial and accounting personnel succession planning within the Company.

x.	Annually review policies and procedures, as well as internal audit results, associated with directors’ and officers’ expense accounts and perquisites.

y.	Review potential conflicts of interest as appropriate and annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interest.

z.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

aa.	Approve the report of the Committee required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement.

bb.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law as the Committee or the Board deems necessary or appropriate.

JANUARY 30, 2006

APPENDIX B

FIRST BUSINESS FINANCIAL SERVICES, INC.

2006 EQUITY INCENTIVE PLAN

        1.     Purpose

        First Business Financial Services, Inc. established this 2006 Equity Incentive Plan (the “Plan”) to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company, its Subsidiaries or Affiliates, by providing such persons with equity ownership opportunities and performance-based incentives the value of which are measured in relation to a share of Company stock, thereby better aligning the interests of such persons with those of the Company’s stockholders.

        2.     Definitions

                a.     “Act” means the Securities Act of 1933, as amended from time to time. Any reference to a specific provision of the Act shall be deemed to include any successor provision.

                b.     “Affiliates” means any entity of which at least 20% of the equity interest is held directly or indirectly by the Company, and includes Affiliates acquired after the Effective Date of the Plan.

                c.     “Award” means any award granted under the Plan.

                d.     “Change in Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied, including, but not limited to, signing of documents by all parties and approval by all regulatory agencies, if required:

                            i.     A change in the ownership of the Company, which shall occur on the first date that any one person (as such term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof), or more than one person acting as a group (as defined below) becomes a “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of the stock of the Company that, together with the stock then held by such person or group, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group is considered to own more than fifty (50%) of the total Fair Market Value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control. The term “persons acting as a group” shall not include any persons acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

                            ii.     A change in the effective control of the Company, which shall occur on the date that a majority of the members of the Company’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of the appointment or election.

                            iii.     Any one person, or more than one person acting as a group (as defined below), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions, other than an excluded transaction (as defined below). For purposes of this paragraph:

                                    (1)   “Gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, as applicable, determined without regard to any liabilities associates with such assets.

                                    (2)     Persons will not be considered to be acting “as a group” solely because they purchase assets of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.

                                    (3)    The term “excluded transaction” means any transaction in which assets are transferred to: (A) a shareholder of the Company (determined immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company (determined after the asset transfer); (C) a person, or more than one person acting as a group (as defined herein), that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company (determined after the asset transfer); or (D) an entity at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (C) (determined after the asset transfer).

            The term “Change in Control” as defined above shall be amended and construed in accordance with any subsequent guidance, rules or regulations promulgated by the Internal Revenue Service in construing the rules and regulations applicable to Code Section 409A.

                e.     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations promulgated thereunder. Any reference to a specific provision of the Code shall be deemed to include any successor provision.

                f.     “Committee” means the Compensation Committee of the Board, consisting of not less than two directors, or such other committee appointed by the Board.

                g.     “Company” means First Business Financial Services, Inc. and any successor thereto.

                h.     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include any successor provision.

                i.     “Fair Market Value” means the value of a share of Stock on the relevant date as determined by the Committee or Board in good faith. The Committee or Board shall determine Fair Market Value in a manner consistent with Code Section 409A.

                j.     “Option” means the right to purchase a share of Stock at a stated price.

                k.     “Participant” means any eligible individual who is granted an Award hereunder. Following a Participant’s death, the term “Participant” shall mean any person, including the Participant’s estate, which holds the Award following the Participant’s death.

                l.     “Performance Shares” means the right to receive one or more shares of Stock to the extent the Company or Participant achieves certain goals over a designated period of time.

                m.     “Restricted Stock” means Stock that is subject to a risk of forfeiture and/or restrictions on transfer.

                n.     “Restricted Stock Unit” means the right to receive a share of Stock, or a cash payment the amount of which is equal to the Fair Market Value of a share of Stock, which is subject to a risk of forfeiture.

                o.     “Stock” means the Common Stock of the Company, par value $0.01.

                p.     “Subsidiaries” means any entity of which at least 50% of the equity interest is held directly or indirectly by the Company, and includes Subsidiaries acquired after the Effective Date of the Plan.

                q.     “10% Owner” means an individual who, at the time an option is granted, owns directly or indirectly more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

        3.     Effective Date of Plan

        The Plan shall become effective on January 30, 2006, subject, however, to the approval of the Plan by the stockholders of the Company at the next annual meeting of stockholders within twelve (12) months following the date of adoption of the Plan by the Board.

        4.     Administration

                a.     Committee Authority. Except as specifically provided herein, the Plan shall be administered by the Committee. If at any time the Committee shall not be in existence, the Board shall administer the Plan. Subject to the terms of the Plan and applicable law, the Committee shall have full power and discretionary authority to: (a) recommend to the Board the eligible individuals to become Participants under the Plan and the type, terms and conditions of Awards granted to such individuals, and the number of shares of Stock to which such Awards relate; (b) interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; (c) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (d) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among eligible individuals, whether or not they are similarly situated.

                b.     Board Authority. After reviewing the recommendations of the Committee, the Board shall have the authority to determine the eligible individuals who will become Participants under the Plan and to determine the type, terms and conditions of Awards granted to such individuals, and the number of shares of Stock to which such Awards relate. The Board’s decisions and determinations under the Plan need not be uniform and may be made selectively among eligible individuals, whether or not they are similarly situated.

                c.     Delegation to Officers. To the extent permitted by applicable law, the Board or Committee may delegate to one or more senior officers of the Company any or all of the authority and responsibility of the Board or Committee with respect to the Plan. To the extent that the Board or Committee has made such a delegation, all references to the Board or Committee herein shall include such one or more officers.

                d.     Decisions Binding. All decisions, interpretations and other actions of the Board and the Committee shall be final and binding on all Participants and any other individual with a right under the Plan.

                e.     Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any Award granted under the Plan, unless otherwise prohibited by the Board.

        5.     Eligibility and Participation

        All employees and directors of the Company, its Subsidiaries and Affiliates and all consultants or advisors who provide services to the Company, its Subsidiaries and Affiliates, are eligible to be granted Awards under the Plan. The Committee shall recommend to the Board those individuals to participate in the Plan, and the Board shall select each individual who will become a Participant. An Award shall be granted exclusively as compensation for the performance of those services the Participant is already performing or reasonably may be expected to perform in his or her respective position within or for the Company, a Subsidiary or an Affiliate. The Board’s designation of a Participant in any year shall not require the Board to designate such person to receive an Award in any other year.

        6.     Stock Subject to Plan

                a.     Number. Subject to adjustment as provided in Section 6.3, the total number of shares of Stock which may be issued under the Plan shall be 200,000; provided that no more than 200,000 shares of Stock may be issued pursuant to the exercise of incentive stock options. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock.

                b.     Unused Stock; Unexercised Rights. If (a) any shares of Stock subject to an Award granted under the Plan, or to which any Award relates, are forfeited, (b) an Award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such Award, or (c) an Award is settled in cash, then the number of shares of Stock subject to such Award shall again be available for the granting of additional Awards under the Plan. In addition, shares of Stock surrendered in payment of the exercise price of an Option and shares withheld for payment of applicable employment taxes and/or withholding obligations shall be available for the granting of Awards under the Plan.

                c.     Adjustment in Capitalization. In the event of any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event that affects the Stock, the Committee may adjust the Plan or any Award in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or such Award. In such case, the Committee may, in such manner as it deems equitable, adjust any or all of: (a) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (b) the number and type of shares of Stock subject to outstanding Awards; and (c) the grant, purchase or exercise price with respect to any Award; or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in exchange for cancellation of all or part of such Award; provided, however, that the number of shares of Stock subject to any Award payable or denominated in Stock shall always be a whole number.

        7.     Awards

        All Awards granted under the Plan shall be evidenced by a written award agreement that shall specify the type of Award granted, the duration of the Award, the number of shares of Stock to which the Award pertains and such other provisions as the Board shall specify or the Committee shall determine. No Award shall be effective unless and until signed by the Company and the Participant to whom such Award is granted.

        8.     Stock Options

                a.     Grant of Options. Subject to any limitations set forth in the Plan, the Board (after reviewing the recommendations of the Committee) shall have discretion to determine: (a) the eligible individuals to be granted an Option; (b) the number of shares of Stock to be subject to the Option, and all other terms and conditions of the Option; (c) whether the Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonqualified stock option; provided that, incentive stock options may be granted only to employees of the Company or a Subsidiary; and (d) any other terms and conditions of the Option as determined by the Board in its sole discretion. The Committee shall have the discretion to determine additional terms and conditions of the Option to the extent that such terms and conditions are not inconsistent with the determinations made by the Board.

                b.     Incentive Stock Options. Incentive stock options shall be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant (or one hundred ten percent (110%) if granted to a 10% Owner). Incentive stock options shall be exercisable over not more than ten (10) years after the date of grant (or five (5) years if granted to a 10% Owner) and shall terminate not later than three (3) months after termination of employment for any reason other than death or disability, except as otherwise provided by the Committee or Board. If the Participant should terminate employment as a result of a disability (within the meaning of Code Section 22(e)(3)), then the right of the Participant to exercise an incentive stock option shall terminate not later than twelve (12) months after the date of such termination of employment, except as otherwise provided by the Committee or Board. In all other respects, the terms of any incentive stock option granted under the Plan shall comply with the provisions of Section 422 of the Code.

                c.     Nonqualified Stock Options. Nonqualified stock options will be exercisable at purchase pricesof not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. Nonqualified stock options will be exercisable over the period or on such date(s) as determined by the Committee or Board and shall terminate at such time as the Committee or Board shall determine.

                d.     Payment. The Committee or Board shall determine the methods and the forms for payment of the purchase price of Options, including, but not limited to: (a) by cash; (b) by delivery of other shares or securities of the Company having a then Fair Market Value equal to the purchase price of such shares (including by attestation); or (c) by any combination of the foregoing. Upon receipt of the payment of the entire purchase price for the shares so purchased (plus any taxes required by the Company to satisfy its withholding obligations pursuant to Section 16), certificates for such shares shall be delivered to the Participant (or beneficiary). The number of shares of Stock reserved for issuance under the Plan shall be reduced only by the number of shares issued.

                e.     Limits on Incentive Stock Options. Each award agreement evidencing an incentive stock option shall provide that to the extent the aggregate Fair Market Value of Stock (as determined on the date of grant), with respect to which incentive stock options granted under the Plan, or any other plan of the Company or its Subsidiaries, are exercisable by a Participant for the first time during any calendar year exceeds $100,000, then such Option as to the excess shall be treated as a nonqualified stock option.

        9.     Restricted Stock

                a.     Awards. The Board (after reviewing the recommendation of the Committee) shall have discretion to issue Restricted Stock to any eligible individual, with or without payment therefor. Restricted stock shall be subject to such terms and conditions as the Board determines appropriate, including, without limitation, restrictions on sale or other disposition and rights of the Company to reacquire such Restricted Stock without payment therefor upon termination of the Participant’s employment or service within specified periods, or upon the Company’s and/or the Participant’s failure to achieve certain performance goals established by the Board over a designated period of time. The Committee shall have the discretion to determine additional terms and conditions of a Restricted Stock award to the extent that such terms and conditions are not inconsistent with the determinations made by the Board.

                b.     Registration. Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

                c.     Other Rights. Unless otherwise determined by the Committee or Board, during the period of restriction, Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid or made with respect to those shares while they are so held; provided, however, that the Committee or Board may provide that payment of dividends thereon may be deferred until termination of the period of restriction and may be made subject to the same restrictions regarding forfeiture as apply to the shares of Restricted Stock to which the dividends or distributions relate. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                d.     Forfeiture. Except as otherwise determined by the Committee or Board, upon termination of employment or service of a Participant with the Company, a Subsidiary, or an Affiliate for any reason during the applicable period of restriction, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant to the Company; provided, however, that the Board may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock held by a Participant at such time.

        10.     Restricted Stock Units

                a.     Awards. The Board (after reviewing the recommendations of the Committee) shall have discretion to issue Restricted Stock Units to any eligible individual. Restricted Stock Units shall be subject to such terms and conditions as the Board determines appropriate, including, without limitation, whether the Restricted Stock Units will be forfeited in whole or part upon termination of the Participant’s employment or service within specified periods, or upon the Company’s and/or the Participant’s failure to achieve certain performance goals established by the Board over a designated period of time. The Committee shall have the discretion to determine additional terms and conditions of a Restricted Stock Unit award to the extent that such terms and conditions are not inconsistent with the determinations made by the Board.

                b.     Payment. The Board shall have the discretion to determine whether to pay a Restricted Stock Unit that has been earned in the form of a share of Stock or with a cash payment in an amount equal to the Fair Market Value of a share of Stock.

        11.     Performance Shares

        The Board (after reviewing the recommendations of the Committee) shall have discretion to issue an award of Performance Shares to any eligible individual. Performance Shares shall be subject to such terms and conditions as the Board determines appropriate, including, without limitation, the performance goal(s) that must be achieved in whole or part during the period of time designated by the Board in order for the Performance Shares to be earned, and whether all or any portion of the Performance Shares will be paid upon termination of the Participant’s employment or service. The Committee shall have the discretion to determine additional terms and conditions of a Performance Share award to the extent that such terms and conditions are not inconsistent with the determinations made by the Board.

        12.     Transferability

        Except as otherwise provided by the Committee, each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent allowed by the Committee and in a manner specified by the Committee designate in writing a beneficiary to exercise the Award, or to receive any property distributable with respect to any Award, after the participant’s death. No Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of an Award, or to grant to any person other than the Participant the authority to exercise or otherwise act with respect to an Award, shall be recognized as valid.

        13.     Rights of Participants; Employment and Service

                a.     Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company, Subsidiary or Affiliate to terminate any Participant’s employment or service at any time nor confer upon any Participant any right to continue in the employ or service of the Company, Subsidiary or Affiliate.

                b.     Termination of Employment and Service. Unless determined otherwise by the Board or the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

                        i.     a Participant who transfers employment between the Company and any Affiliate of the Company, or between the Company’s Affiliates, will not be considered to have terminated employment;

                        ii.     a Participant who ceases to be a non-employee director or consultant because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

                        iii.     a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a non-employee director of the Company, a non-employee director of any Affiliate, or a consultant to the Company or any Affiliate, shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

                        iv.     a Participant employed by an Affiliate of the Company will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.

        14.     Change of Control

        In the event of a Change of Control, the Board or Committee in its discretion may, at the time an Award is made or at anytime thereafter, take one or more of the following actions: (a) provide for the acceleration of any time period relating to the exercise or realization of the Award; (b) provide for the purchase of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable; (c) adjust the terms of the Award in the manner determined by the Board or Committee to reflect the Change of Control; (d) cause the Award to be assumed, or new right substituted therefor, by another entity; or (e) make such other provision as the Board or Committee may consider equitable and in the best interests of the Company.

        15.     Amendment, Modification and Termination

                a.     Amendments and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan shall be obtained if (a) required by the Code or any rules promulgated thereunder, or state or federal law or (b) such amendment will increase the total number of shares of Stock reserved for issuance under the Plan. Subject to Section 15.2, the Committee may at any time amend any outstanding Award agreement to the extent not inconsistent with any determination made by the Board; provided, however, that any amendment that decreases or impairs the rights of a Participant under such agreement shall not be effective unless consented to by the Participant in writing, except that Participant consent shall not be required in the event an Award as amended, adjusted or cancelled under Section 6.3 or Section 12.

                b.     Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, neither the Board nor Committee may decrease the exercise price of any Option nor take any action that would result in a deemed decrease of the exercise price of an Option within the meaning of Code Section 409A, after the date of grant.

                c.     Term of Plan. Unless terminated earlier by the Board pursuant to Section 15.1, the Plan shall terminate on, and no Award shall be granted under the Plan after, January 30, 2016.

                d.     Survival Following Termination. Notwithstanding the foregoing, to the extent provided in the Plan, the authority of (a) the Committee or Board to amend, alter, adjust, suspend, discontinue or terminate any Award, waive any conditions or restrictions with respect to any Award, and otherwise administer the Plan and any Award and (b) the Board to amend the Plan with respect to outstanding awards, shall extend beyond the date of the Plan’s termination. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

                e.     Incorporation by Reference. If an Award granted hereunder is considered deferred compensation within the meaning of Code Section 409A, the provisions of such Code section shall be incorporated herein by reference, and any provisions of the Plan inconsistent with such Code section are deemed amended, to the extent needed for such Award to comply with the requirements of such Code section.

        16.     Taxes

        The Company shall be entitled to withhold from any payment made hereunder or from any payment otherwise owing to the holder of an Award, the amount of any tax attributable to any amount payable, or shares of Stock deliverable, under the Plan, and the Company may defer making payment or delivery under such Award if any such tax may be pending unless and until indemnified to its satisfaction. The Committee shall be entitled to withhold from any shares of Stock deliverable hereunder a number of shares having a Fair Market Value equal to the amount of any tax attributable to the delivery or vesting of such shares. The Committee may, in its discretion, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise or realization of an Award by electing to (a) have the Company withhold shares of Stock, (b) tender back shares of Stock received in connection with such benefit, or (c) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Participant’s statutory minimum total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the Participant in cash.

        17.     Stock Transfer Restrictions

                a.     Restriction on Transfer. Shares of Stock issued under the Plan may not be sold or otherwise disposed of except (a) pursuant to an effective registration statement under the Act, or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (b) in compliance with state securities laws. Further, as a condition to issuance of shares of Stock under the Plan, the Participant, his beneficiary or his heirs, legatees or legal representatives, as the case may be, shall execute and deliver to the Company a restrictive stock transfer agreement in such form, and subject to such terms and conditions, as shall be reasonably determined or approved by the Committee, which agreement, among other things, may impose certain restrictions on the sale or other disposition of any shares of Stock acquired under the Plan. The Committee may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

                b.     Additional Restrictions; Legends. All shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for Shares to make appropriate references to such restrictions.

        18.     Miscellaneous

                a.     Other Terms. The grant of any Award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Board or Committee determines appropriate, including, without limitation, provisions for (a) giving a Participant the right to receive dividend payments or dividend equivalent payments with respect to the shares of Stock subject to the Award (both before and after the shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or shares; (b) the purchase of Stock under Options in installments; (c) restrictions on resale or other disposition of Stock; and (d) compliance with federal or state securities laws and stock exchange or market requirements.

                b.     No Fractional Shares. No fractional shares or other securities shall be issued or delivered pursuant to the Plan, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares or other securities, or whether such fractional shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

                c.     General Restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any payment, and may restrict any Participant’s exercise of an Option, unless such exercise, delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. The Company reserves the right to restrict, in whole or in part, the delivery of Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Stock, their registration, qualification or listing or an exemption from registration, qualification or listing.

                d.     Issuance of Certificate. To the extent the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        19.     Legal Construction

                a.     Requirements of Law. The granting of Awards under the Plan and the issuance of shares of Stock in connection with an Award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                b.     Governing Law; Limitations on Actions. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles thereof. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect thereof, may only be brought and determined in a court sitting in Dane County in the State of Wisconsin. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known (with the exercise of reasonable care and diligence) of the events giving rise to the complaint.

        Severability.        If any provision of the Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify the Plan, any award agreement or any Award under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, award agreement or Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan, such award agreement and such Award shall remain in full force and effect.

[_] Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1.  To elect three (3) Class II members of the Board of Directors of the
Corporation for three year terms expiring in 2009.

	For	Withhold
01 - Mark D. Bugher	[_]	[_]
	For	Withhold
02 - Corey A. Chambas	[_]	[_]
	For	Withhold
03 - Gary E. Zimmerman	[_]	[_]

B    Proposal

The Board of Directors recommends a vote FOR the following proposal.

2. To approve the First Business Financial	For	Against	Abstain
Services, Inc. 2006 Equity Incentive Plan.	[_]	[_]	[_]

3.  To transact such other business as may properly
come before the meeting or any postponement or
adjournment thereof. The Corporation is not aware of
any such business.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ITEMS 1 AND 2 ABOVE. IN THE ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2 ABOVE, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

C    Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign and mail in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If stock is held jointly or in two or more names, all persons so named should sign. A corporation should sign full corporate name by duly authorized officer.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – First Business Financial Services, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 1, 2006

The undersigned appoints Jerome J. Smith and Charles H. Thompson, and each or either of them, proxies of the undersigned, with full power of substitution, and authorizes them to represent and to vote, as designated below, all the shares of common stock of First Business Financial Services, Inc. (“the Corporation”) held of record by the undersigned at the close of business on March 15, 2006 at the Annual Meeting of Shareholders of First Business Financial Services, Inc. to be held on May 1, 2006 or any postponement or adjournment thereof.

(Continued and to be voted on reverse side.)

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any	•	Go to the following web site:
	time on a touch tone telephone. There is NO CHARGE to you for the call.		WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and
follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 1, 2006.
THANK YOU FOR VOTING

[_] Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1.  To elect three (3) Class II members of the Board of Directors of the
Corporation for three year terms expiring in 2009.

	For	Withhold
01 - Mark D. Bugher	[_]	[_]
	For	Withhold
02 - Corey A. Chambas	[_]	[_]
	For	Withhold
03 - Gary E. Zimmerman	[_]	[_]

B    Proposal

The Board of Directors recommends a vote FOR the following proposal.

2. To approve the First Business Financial	For	Against	Abstain
Services, Inc. 2006 Equity Incentive Plan.	[_]	[_]	[_]

3.  To transact such other business as may properly
come before the meeting or any postponement or
adjournment thereof. The Corporation is not aware of
any such business.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ITEMS 1 AND 2 ABOVE. IN THE ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2 ABOVE, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

C    Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign and mail in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If stock is held jointly or in two or more names, all persons so named should sign. A corporation should sign full corporate name by duly authorized officer.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – First Business Financial Services, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 1, 2006

The undersigned appoints Jerome J. Smith and Charles H. Thompson, and each or either of them, proxies of the undersigned, with full power of substitution, and authorizes them to represent and to vote, as designated below, all the shares of common stock of First Business Financial Services, Inc. (“the Corporation”) held of record by the undersigned at the close of business on March 15, 2006 at the Annual Meeting of Shareholders of First Business Financial Services, Inc. to be held on May 1, 2006 or any postponement or adjournment thereof.

(Continued and to be voted on reverse side.)